     As filed with the Securities and Exchange Commission on March 10, 1999
                                                            File No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    Form S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933



                           ELECTRIC FUEL CORPORATION
             (Exact name of registrant as specified in its charter)

    Delaware                                                  95-4302784
(State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization)                        Identification Number)

                               _________________

                               885 Third Avenue
                                  Suite 2900
                           New York, New York  10022
                       (Address, including zip code, of
                   registrant's principal executive offices)

                               _________________


                 1998 Non-Executive Employee Stock Option and
           Restricted Stock Purchase Plan Amended and Restated 1993
                Stock Option and Restricted Stock Purchase Plan
                              (Full title of plan)

                               _________________

                            Jane D. Goldstein, Esq.
                                  Ropes & Gray
                            One International Place
                          Boston, Massachusetts  02110
                                 (617) 951-7000
          (Name and address, including zip code, and telephone number, including area code, of agent for service of process for registrant)

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------------
 Title of securities to       Amount to be            Proposed maximum            Proposed maximum         Amount of
 be registered                 registered        offering price per share (3)  aggregate offering price  registration fee
-------------------------------------------------------------------------------------------------------------------------
Common Stock               1,500,000 shares (1)        $3.3125                       $ 4,968,750             $1,381.31
                           1,500,000 shares (2)        $3.3125                       $ 4,968,750             $1,381.31
-------------------------------------------------------------------------------------------------------------------------
Total                      3,500,000 shares            $3.3125                       $ 9,937,500             $2,762.63
-------------------------------------------------------------------------------------------------------------------------

(1) Shares of common stock, $.01 par value (the "Common Stock"), of Electric Fuel Corporation (the "Company") issuable upon exercise of options granted under the Company's 1998 Non-Executive Employee Stock Option and Restricted Stock Purchase Plan (and an indeterminate number of additional shares of Common Stock which may be issued under such plan as a result of stock splits, stock dividends or similar transactions in accordance with the provisions of such plan).
(2) Shares of Common Stock issuable upon exercise of options granted under the Company's Amended and Restated 1993 Employee Stock Option and Restricted Stock Purchase Plan (and an indeterminate number of additional shares of Common Stock which may be issued under such plan as a result of stock splits, stock dividends or similar transactions in accordance with the provisions of such plan).
(3) Determined pursuant to Rule 457(h) under the Securities Act of 1933 solely for purposes of calculating the registration fee and based on the average of the high and low prices of the Common Stock reported on the Nasdaq National Market on March 9, 1999.


================================================================================
                            Exhibit Index on page 8

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Note: The document(s) containing the information required by Item 1 of this Form S-8 and the statement of availability of information of Electric Fuel Corporation (the "Company"), and other information required by Item 2 of this Form will be sent or given to employees as specified by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. The Company shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Company shall furnish to the Commission or its staff a copy of any or all of the documents included in such file.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The Company hereby incorporates by reference the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission"):

   (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

   (b) The Company's Annual Report to Stockholders for the fiscal year ended December 31, 1997;

   (c) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998;

   (d) The description of the common stock of the Company contained in the Company's Registration Statement on Form 8-A filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act") on February 2, 1994, and any amendment or report filed for the purpose of updating any such description; and

   (e) All other reports filed by the Company with the Commission pursuant to
       Section 13(a) or Section 15(d) of the Exchange Act of the since the end of the fiscal year covered by the Registrant's Annual Report referred to above.

   All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Item 4.  Description of Securities.

         Not required.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

     The Company is a Delaware corporation. Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL") enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. The Certificate of Incorporation and By-Laws of the Company contain provisions eliminating the liability of directors to the extent permitted by Section 102(b)(7) of the DGCL.

     Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 10 of the Company's Amended and Restated Certificate of Incorporation ("Certificate of Incorporation") provides that the Company's Directors shall not be liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty as a director to the fullest extent permitted by the DGCL.

     Section 11 of the Company's Certificate of Incorporation provides that the Company shall, to the maximum extent permitted under the DGCL, indemnify any person who was or is made a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative (herein a "proceeding"), by reason of the fact that such person is or was or has agreed to be a director or officer of the Company or while a director or officer is or was serving at the request of the Company as a director, officer, partner, trustee, employee, or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorney's fees), judgments, fines, penalties and amounts paid in settlement incurred in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim.

     The Company also maintains directors and officers' insurance.

Item 7.  Exemption From Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

Exhibit

  4.1. 1998 Non-Executive Employee Stock Option and Restricted Stock Purchase Plan.
  4.2 Amended and Restated 1993 Stock Option and Restricted Stock Purchase Plan. (1)
  4.3  Certificate of Incorporation of the Company. (2)

  4.4  By-Laws of the Company. (2)

  4.5  Specimen Certificate of Common Stock. (2)

  5.   Opinion of Ropes & Gray.

 23.1. Consent of Ropes & Gray (contained in the opinion filed as Exhibit 5 to this Registration Statement).
 23.2. Consent of Kesselman & Kesselman.
   24. Power of Attorney (included in Part II of this Registration Statement under the caption "Signatures").
_______________
(1) Filed as Exhibit 10.8 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.
(2) Incorporated herein by reference to the Company's Registration Statement on Form S-1 (No. 33-73256), which became effective on February 23, 1994.


Item 9. Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 26th day of February, 1999.

                                    ELECTRIC FUEL CORPORATION



                                By /s/ Robert S. Ehrlich
                                  __________________________________________
                                   Name:  Robert S. Ehrlich
                                   Title: Vice President, Chairman,
                                          Chief Financial Officer and Director

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on February 26, 1999.

     KNOW ALL MEN BY THESE PRESENTS that each officer and director of Electric Fuel Corporation whose signature appears below constitutes and appoints Robert
S. Ehrlich and Yehuda Harats, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities, to execute any and all amendments, or any post-effective amendments and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


              Signature                                 Title
              ---------                                 -----

      /s/ Yehuda Harats                 Chief Executive Officer, President
----------------------------------      and Director (Principal Executive
          Yehuda Harats                 Officer)

    /s/ Robert S. Ehrlich               Chief Financial Officer, Vice
----------------------------------      President and Director (Principal
        Robert S. Ehrlich               Financial Officer)


   /s/ Stewart J. Edelman               Treasurer and Controller
----------------------------------      (Principal Accounting Officer)
       Stewart J. Edelman

     /s/ Jay M. Eastman                 Director
----------------------------------
         Jay M. Eastman

      /s/ Leon S. Gross                 Director
----------------------------------
          Leon S. Gross

     /s/ Harvey M. Kreuger              Director
----------------------------------
         Harvey M. Kreuger

 /s/ Lawrence M. Miller                 Director
----------------------------------
     Lawrence M. Miller


 /s/ Jack E. Rosenfeld                  Director
----------------------------------
     Jack E. Rosenfeld

                                 EXHIBIT INDEX


Exhibit                                                                              Page
-------                                                                             ------
Number    Title of Exhibit                                                          Number
-------   ----------------                                                          ------

  4.1.   1998 Non-Executive Employee Stock Option and Restricted Stock
         Purchase Plan.

  4.2    Amended and Restated 1993 Stock Option and Restricted Stock Purchase
         Plan. (1)

  4.3    Certificate of Incorporation of the Company. (2)

  4.4    By-Laws of the Company. (2)

  4.5    Specimen Certificate of Common Stock. (2)

  5.     Opinion of Ropes & Gray.

  23.1. Consent of Ropes & Gray (contained in the opinion filed as Exhibit 5 to this Registration Statement).

  23.2.  Consent of Kesselman & Kesselman.

  24. Power of Attorney (included in Part II of this Registration Statement under the caption "Signatures").

_______________
(1) Filed as Exhibit 10.8 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.
(2) Incorporated herein by reference to the Company's Registration Statement on Form S-1 (No. 33-73256), which became effective on February 23, 1994.